Exhibit 99.1

Contact:	Patrick J. Sullivan, Chairman, President & CEO
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 978-266-3010
www.cytyc.com

Stephanie Carrington/Greg Tiberend
The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Williams
Schwartz Communications: 781-684-0770

CYTYC REPORTS RECORD THIRD QUARTER

REVENUE OF $102.8 MILLION

Revenue Increases 36 Percent

EPS Increases 24 Percent to $0.21 per Diluted Share

Boxborough, Mass., October 27, 2004 — Cytyc Corporation (Nasdaq:CYTC) today announced results for the third quarter and nine months ended September 30, 2004.

Revenues for the quarter rose 36 percent to $102.8 million compared to $75.5 million for the third quarter of 2003. Diluted earnings per share increased 24 percent to $0.21 compared to $0.17 reported in the third quarter of 2003. Net income increased 33 percent to $24.8 million compared to $18.6 million in the third quarter of 2003.

For the nine months ended September 30, 2004, revenues grew 26 percent to $283.0 million compared to $224.8 million for the same period in 2003. Net income was $48.2 million, or $0.42 per diluted share, compared to net income of $56.7 million, or $0.50 per diluted share for the same period of 2003.

Excluding the nonrecurring charge of $19.1 million for acquired in-process research and development related to the acquisition of Novacept, net income for the nine months ended September 30, 2004, was $67.3 million, or $0.59 per diluted share.

“I am pleased with our strong performance in both the diagnostic and surgical divisions of the business,” said Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer. “We are well on our way towards establishing the ThinPrep® Imaging System as a lab standard for processing ThinPrep® Pap Tests as exemplified by our new, long-term agreements signed this quarter with LabCorp and LabOne. International adoption of our technology continues to expand in Europe and Asia-Pacific. Sales of our NovaSure® product continue to grow and this quarter approached $20 million as we continue to realize the synergies of our combined OBGYN sales force that is now more than 170 people strong.” Mr. Sullivan concluded, “We remain focused on executing our key growth initiatives, which will enable us to support our position as a premier provider of innovative and clinically effective women’s health products and services.”

Cytyc management will discuss third quarter results, business highlights and future expectations during a conference call on October 28 at 9:00 a.m. (Eastern). The call will be hosted by Patrick Sullivan, chairman, president, and chief executive officer; Leslie Teso-Lichtman, vice president and acting chief financial officer; Daniel Levangie, executive vice president and chief commercial officer; and John McDonough, senior vice president, development and operations. A webcast and replay of the call may be accessed at Cytyc’s website, http://ir.cytyc.com, where the event will be available for replay approximately two hours following the webcast until November 12, 2004. Those without web access may access the call by calling 973-582-2749 or 877-692-2086. A telephonic replay of the call will be available through November 12, 2004, by calling 877-519-4471 (Reservation number: 5250137). International participants may dial 973-341-3080; the reservation number is the same.

Cytyc Corporation is a leading medical device company that designs, develops, manufactures, and markets innovative and clinically effective products primarily focused on women’s health. Cytyc products cover a range of women’s health applications, including cervical cancer screening, breast cancer risk assessment, and treatment of excessive menstrual bleeding. The ThinPrep® System is the most widely used method for cervical cancer screening in the United States. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. The ThinPrep System also provides the platform from which the Company has launched its expansion into breast cancer risk assessment with the FirstCyte® Breast Test. Cytyc Surgical Products, a wholly owned subsidiary of Cytyc Corporation, manufactures and markets the NovaSure® Impedance Controlled Endometrial Ablation System, or the NovaSure® System, an innovative endometrial ablation device to treat menorrhagia, or excessive menstrual bleeding.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, FirstCyte, and NovaSure are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s financial condition, operating results and future economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, product acceptance, management of growth, risks associated with litigation and the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, included under the heading “Certain Factors Which May Affect Future Results” in its 2003 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Tables to Follow

Cytyc Corporation Reports

Cytyc Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30, 2004	September 30, 2003
Net sales	$102,787	$75,457
Cost of sales	21,334	14,063

Gross profit	81,453	61,394

Operating expenses:
Research and development	5,424	4,212
Sales and marketing	26,349	20,201
General and administrative	8,402	6,805

Total operating expenses	40,175	31,218

Income from operations	41,278	30,176

Other (expense) income, net:
Interest income	492	477
Interest expense	(1,801)	—
Other	(30)	(200)

Total other (expense) income, net	(1,339)	277

Income before provision for income taxes	39,939	30,453

Provision for income taxes	15,177	11,855

Net income	$24,762	$18,598

Net income per common and potential common share:
Basic	$0.22	$0.17

Diluted	$0.21	$0.17

Weighted average common and potential common shares outstanding:
Basic	111,412	109,728

Diluted	115,791	111,613

Cytyc Corporation Reports

Cytyc Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Nine Months Ended September 30, 2004			Nine Months Ended September 30, 2003
	Pro Forma	Adjustment	As Reported	As Reported
Net sales	$282,986	$—	$282,986	$224,766
Cost of sales	58,172	—	58,172	41,639

Gross profit	224,814	—	224,814	183,127

Operating expenses:
Research and development	15,031	—	15,031	10,989
In-process research and development	—	19,100 (1)	19,100	—
Sales and marketing	73,913	—	73,913	60,201
General and administrative	24,667	—	24,667	19,711

Total operating expenses	113,611	19,100	132,711	90,901

Income from operations	111,203	(19,100)	92,103	92,226

Other (expense) income, net:
Interest income	1,597	—	1,597	1,884
Interest expense	(3,590)	—	(3,590)	—
Other	(703)	—	(703)	(112)

Total other (expense) income, net	(2,696)	—	(2,696)	1,772

Income before provision for income taxes	108,507	(19,100)	89,407	93,998

Provision for income taxes	41,233	—	41,233	37,281

Net income	$67,274	$(19,100)	$48,174	$56,717

Net income per common and potential common share:
Basic	$0.61		$0.44	$0.51

Diluted	$0.59		$0.42	$0.50

Weighted average common and potential common shares outstanding:
Basic	110,707		110,707	111,410

Diluted	114,553		114,553	113,196

(1)	One-time charge to write off in-process research and development costs related to acquisition of Novacept in Q1 2004

Cytyc Corporation Reports

Cytyc Corporation

Consolidated Balance Sheets

(in thousands)

	September 30, 2004	December 31, 2003
	(unaudited)
Assets:

Current assets
Cash and investment securities	$178,878	$177,897
Accounts receivable, net	61,466	42,070
Inventories	25,017	17,801
Other current assets	10,260	4,859

Total current assets	275,621	242,627

Property and equipment, net	40,405	32,561
Goodwill and other intangible assets, net	391,670	107,246
Equipment under customer usage agreements, net	26,630	8,072
Other assets, net	7,757	394

Total Assets	$742,083	$390,900

Liabilities and Stockholders’ Equity:

Current liabilities	$57,617	$32,920
Long-term debt and other non-current liabilities	254,475	4,349
Stockholders’ equity	429,991	353,631

Total Liabilities and Stockholders’ Equity	$742,083	$390,900